                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[X]  Definitive proxy statement.

[ ]  Definitive additional materials.

[ ]  Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.

                               MBT FINANCIAL CORP.
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

     (1)  Title of each class of security to which transaction applies:

          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     (5)  Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ______________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     (3)  Filing Party:

          ______________________________________________________________________

     (4)  Date Filed:

          ______________________________________________________________________

                                   (MBT LOGO)

                               MBT FINANCIAL CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 3, 2007

TO THE SHAREHOLDERS OF MBT FINANCIAL CORP.:

     The Annual Meeting of Shareholders of MBT Financial Corp will be held at the Monroe Bank & Trust headquarters at 10 Washington Street, Monroe, Michigan 48161 on Thursday, May 3, 2007, at 10:00 a.m. (local time), for the following purposes:

1.   ELECTION OF DIRECTORS - To elect ten directors of MBT Financial Corp.;

2. To transact such other business as may properly come before the meeting or any adjournment of it.

     Only shareholders of record at the close of business on March 15, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment of it.

                                        By order of the Board of Directors,


                                        /s/ H. Douglas Chaffin
                                        ----------------------------------------
                                        H. Douglas Chaffin, President and
                                        Chief Executive Officer

     YOUR VOTE IS IMPORTANT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                                TABLE OF CONTENTS

Introduction                                                                   1
Meeting Information                                                            2
Ownership of Voting Shares                                                     2
Election of Directors                                                          4
Corporate Governance                                                           5
Audit Committee Report                                                        11
Principal Accounting Firm Fees                                                12
Compensation Discussion and Analysis                                          12
Compensation Committee Report on Executive Compensation                       23
Additional Information Regarding Compensation                                 24
Director Compensation                                                         40
Director Independence and Related Party Transactions                          44
Review, Approval or Ratification of Transactions with Related Persons         46
Section 16(a) Beneficial Ownership Reporting Compliance                       46
Selection of Auditors                                                         46
Other Business                                                                46
Delivery of Documents to Shareholders Sharing an Address                      46

                               MBT FINANCIAL CORP.
                              102 EAST FRONT STREET
                             MONROE, MICHIGAN 48161

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                       SHAREHOLDERS TO BE HELD MAY 3, 2007

                                  INTRODUCTION

     This Proxy Statement is being furnished to shareholders of MBT Financial Corp. ("MBT" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment of the meeting, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about April 2, 2007.

     At the Annual Meeting, shareholders of the Corporation will be asked to elect ten directors.

VOTING AND REVOCATION OF PROXIES

     If the enclosed form of proxy is properly executed and returned to the Corporation in time to be voted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your instructions marked on the proxy. Where properly executed proxies are returned but no such instructions are given, the shares will be voted "For" the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

     The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to James E. Morr, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

SOLICITATION OF PROXIES

     The cost of soliciting proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

                               MEETING INFORMATION

DATE, PLACE AND TIME

     The Annual Meeting of Shareholders of the Corporation will be held on Thursday, May 3, 2007, at 10:00 a.m., local time, at the Monroe Bank & Trust headquarters at 10 Washington Street, Monroe, Michigan 48161.

RECORD DATE; VOTING RIGHTS

     Each common share entitles its record owner to one vote on all matters at the Annual Meeting.

     The close of business on March 15, 2007 (the "Record Date") has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were 1,267 record holders of the Corporation's common shares and 16,659,904 of the Corporation's common shares outstanding as of the Record Date.

     The presence in person or by proxy of a majority of the outstanding shares of the Corporation entitled to vote at the meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

     The ten nominees for director who receive the largest number of votes cast "For" will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors.

                           OWNERSHIP OF VOTING SHARES

     The following table sets forth the beneficial ownership of the Corporation's common shares by each of the Corporation's directors and nominees for election as a director and the Corporation's named executive officers, and the directors, nominees and executive officers as a group, as of March 15, 2007.

                           COMMON SHARES    PERCENT
NAME OF BENEFICIAL OWNER     OWNED (1)     OF CLASS
------------------------   -------------   --------
Peter H. Carlton             43,776             *
H. Douglas Chaffin           72,519(2)          *
Joseph S. Daly                2,779(3)          *
Thomas M. Huner              32,500(4)          *
Donald M. Lieto              51,865(5)          *

Rocque E. Lipford            51,402(6)          *
William D. McIntyre, Jr.     56,099(7)          *
Michael J. Miller            22,375(8)          *
James E. Morr               107,690(9)          *
Thomas G. Myers              38,268(10)         *
Debra J. Shah                 1,000             *
John L. Skibski              32,310(11)         *
Philip P. Swy                 9,704(12)         *
Karen M. Wilson               1,000             *

All Directors, Nominees
   and Executive Officers
   as a Group
   (15 in group)            550,007          3.3%

*    Ownership is less than 1% of the class.

----------
(1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2)  Includes 62,834 shares subject to options, which are presently exercisable.

(3)  Includes 2,779 shares subject to shared voting and investment power.

(4)  Includes 14,131shares which are pledged.

(5) Includes 167 shares subject to shared voting and investment power and 45,668 shares subject to options, which are presently exercisable.

(6) Includes 277 shares subject to shared voting and investment power and 3,407 shares subject to options, which are presently exercisable and 33,000 shares held in trusts for which the director, as co-trustee, has shared voting and investment power.

(7)  Includes 3,407 shares subject to options, which are presently exercisable.

(8)  Includes 22,375 shares subject to shared voting and investment power.

(9)  Includes 52,368 shares subject to options, which are presently exercisable.

(10) Includes 32,268 shares subject to options, which are presently exercisable.

(11) Includes 2,650 shares subject to shared voting and investment power and 23,602 shares subject to options, which are presently exercisable.

(12) Includes 5,070 shares subject to shared voting and investment power and 3,093 shares subject to options, which are presently exercisable.

     As of March 15, 2007, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding common shares of the Corporation, except as follows:

NAME AND ADDRESS
OF BENEFICIAL OWNER      COMMON SHARES OWNED   PERCENT OF CLASS
-------------------      -------------------   ----------------
Monroe Bank & Trust
102 East Front Street
Monroe, Michigan 48161       1,945,318(1)            11.7%

John F. Weaver
305 West Elm Avenue
Monroe, Michigan 48162         900,100                5.4%

(1) These shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by Monroe Bank & Trust. As fiduciary, Monroe Bank & Trust has sole power to dispose of 1,520,296 of these shares, shared power to dispose of 425,022 of these shares, sole power to vote 363,215 of these shares and shared power to vote 23,862 of these shares.

                              ELECTION OF DIRECTORS

     The number of directors of the Corporation has been fixed at ten. At the Annual Meeting, ten directors will be elected to a one-year term, to hold office until the annual meeting of shareholders in 2008, or until their successors shall be duly elected.

     The nominees for election at the Annual Meeting are Peter H. Carlton, H. Douglas Chaffin, Joseph S. Daly, Thomas M. Huner, Rocque E. Lipford, William D. McIntyre, Jr., Michael J. Miller, Debra J. Shah, Philip P. Swy, and Karen M. Wilson, each of whom is currently a director of the Corporation.

NOMINEES

     We have set forth below information about the nominees made by the Corporation's Governance Committee for election to the Corporation's Board of Directors.

                                                                                POSITIONS AND
                                                                              OFFICES HELD WITH   DIRECTOR
          NAME             AGE    PRINCIPAL OCCUPATION FOR PAST FIVE YEARS     THE CORPORATION      SINCE
          ----             ---   ------------------------------------------   -----------------   --------
Peter H. Carlton            58   Member, Cooley, Hehl, Wohlgamuth &                Director         2004
                                 Carlton, PLLC, a Certified Public
                                 Accounting firm

H. Douglas Chaffin          51   President and Chief Executive Officer            President,        2004
                                 (2004-2006); President and Chief Operating    Chief Executive
                                 Officer (2003-2004), Executive Vice             Officer and
                                 President, Senior Lending Manager (2002).        a Director

 Joseph S. Daly             47   President and General Counsel, Daly               Director         2003
                                 Merritt Inc., an independent insurance
                                 agency; Manager, DM Investments, LLC doing
                                 business as DM Company, a real estate
                                 investment firm; and Assistant Dean,
                                 University of Detroit Mercy School of Law

Thomas M. Huner             57   General Partner, Thomas M. Huner Builders,        Director         2000
                                 a home building company.

Rocque E. Lipford           68   Attorney and Salaried Senior Principal,           Director         1981
                                 Miller, Canfield, Paddock and Stone,
                                 P.L.C.; Director, La-Z-Boy Inc.

William D. McIntyre, Jr.    71   Chairman and Chief Executive Officer            Chairman of        1971
                                 (2003-2006), President and Chief Executive       the Board
                                 Officer (2002-2003), Allegra Network, LLC,      of Directors
                                 a franchisor of printing businesses.

Michael J. Miller           58   Chief Executive Officer, Floral City              Director         2000
                                 Beverage, Inc., a wholesale beer
                                 distributor.

Debra J. Shah               60   President, Sensational Beginnings, a              Director         2006
                                 catalog and internet retailer of
                                 children's products.

Philip P. Swy               53   President, Michigan Tube Swagers &                Director         1997
                                 Fabricators, Inc., a hospitality table and
                                 chair manufacturer marketing as MTS
                                 Seating.

Karen M. Wilson             61   Chairman and Chief Executive Officer,             Director         2005
                                 Central Distributors of Beer, Inc., a
                                 wholesale beer distributor

     There were no agreements or understandings pursuant to which any of the persons listed above was selected as a director.

     The Board of Directors of MBT met seventeen times in 2006. In 2006, each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served.

                              CORPORATE GOVERNANCE

BOARD INDEPENDENCE

     The Board of Directors has determined that all current Directors and nominees have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and SEC rules, with the exception of Mr. Chaffin, our Chief Executive Officer. The Board of Directors took into account the transactions disclosed under the caption Director Independence and Related Party Transactions appearing in this proxy. In making this determination, the board has concluded that none of these members has a relationship which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Directors and nominees deemed independent by the Board of Directors are Peter H. Carlton, Joseph S. Daly, Thomas M. Huner, Rocque E. Lipford, William D. McIntyre, Jr., Michael J. Miller, Debra J. Shah, Philip P. Swy, and Karen M. Wilson.

BOARD MEETINGS

     During 2006, the board held a total of 17 meetings. Each director attended at least 75% of the total number of meetings of the board and at least 75% of the meetings of all committees on which he or she served. The Corporation's Corporate Governance Guidelines and Directors' Policy requires that the board conduct at least one executive session per calendar quarter at which only non employee directors are present. Neither the Board nor the Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2006, all ten Directors attended the Annual Meeting.

BOARD COMMITTEES

     The board currently has, and appoints members to, three standing committees: the audit committee, the compensation committee and governance committee. Each member of these committees is independent as defined by applicable NASDAQ(R) and SEC rules. Each of the committees has a written charter approved by the board which may be found on the Corporation's website at www.mbandt.com. The current members of the committees are identified below:

Director                      Audit      Compensation    Governance
--------                   -----------   ------------   -----------
Peter H. Carlton           [X] (Chair)    [X]           [X]
Joseph S. Daly
Thomas M. Huner                           [X] (Chair)   [X]
Rocque E. Lipford                                       [X]
William D. McIntyre, Jr.   [X]                          [X] (Chair)
Michael J. Miller          [X]            [X]
Debra J. Shah                             [X]
Philip P. Swy              [X]            [X]
Karen M. Wilson

     Audit Committee. (Mr. Carlton, Chair, and Messrs. McIntyre, Miller, and
Swy.)

     The Audit Committee met twelve times during 2006. The Audit Committee serves in a multiple capacity as the Audit Committee of the Corporation and its subsidiaries Monroe Bank & Trust and MBT Credit Company, Inc. The functions of this Committee include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Corporation, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Corporation's financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Corporation's internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, which may be found on the Corporation's website at www.mbandt.com. All members of the Audit Committee are outside directors as determined under the MBT Corporate Governance Guidelines & Directors' Policy. In addition the Board has determined that all members meet the independence standards of Rule 4200(a)(15), the requirements of SEC Rule 10A-3(b)(1), and the qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Peter H. Carlton is an audit committee financial expert and is independent as described in the preceding sentence. The report of the Audit Committee with respect to 2006 appears under the caption "Audit Committee Report."

     Compensation Committee. (Mr. Huner, Chair, Messrs. Carlton, Miller and Swy, and Mrs. Shah.)

     The Compensation Committee met seven times during 2006. The Compensation Committee is responsible for the oversight and administration of the compensation and benefit plans of the Corporation. Director and executive officer and senior management's compensation are determined by this Committee of the Board of Directors. All members of the compensation committee are outside directors as required by and determined under the MBT Corporate Governance Guidelines & Directors' Policy and the Board has determined that each member meets the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers. The report of the Compensation Committee with respect to 2006 compensation appears under the caption "Compensation Committee Report on Executive Compensation."

     The firm of Findley Davies, Inc. is engaged directly by the Compensation Committee to provide consulting services to the Committee on matters relating to the compensation of named executive officers and directors. The consultant is engaged by the Committee to provide:

     -    Market pay data and related analysis;

     - Timely and relevant information on industry and peer group pay practices;

     - Guidance on alternative approaches to delivering compensation to executive officers and directors consistent with the Board's compensation philosophies and objectives;

     - Modeling of financial and compensation impact of pay plan alternatives;

     - Current and projected values for each element of compensation delivered to executive officers;

     - Technical briefings on statutes and regulations impacting executive compensation and related compliance;

     - Support as required in preparing plan documents, agreements and disclosures; and

     - Administrative support relating to maintaining reports, documents, and analysis.

     The consultant provides services and performs work under the direction of the Compensation Committee Chairperson. The Committee chair provides instruction to the consultant on the nature and scope of work to be performed, and authorizes or is made aware of any work performed or communications with management or the staff of the Corporation.

     Governance Committee. (Mr. McIntyre, Chair, and Messrs. Carlton, Huner and Lipford.)

     The Governance Committee met one time in 2006. The Governance Committee of MBT serves as the nominating committee of the Board. The Board has determined that each member of the Governance Committee meets the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers. The Governance Committee provides reports and makes recommendations to the Board of Directors on matters such as nominees for director, the duties of directors, director qualifications, Board structure, Board functions, Board committee structure and responsibilities and general policies. The Board of Directors has adopted a Governance Committee Charter.

DIRECTOR CANDIDATES

     The Governance Committee reviews the performance of incumbent directors. The Governance Committee seeks characteristics in proposed nominees to the Board of Directors that will complement or expand those of the existing members and which are particularly relevant to competitive and other issues anticipated by the Corporation and its subsidiaries. The Governance Committee of the Board of Directors selects nominees for the Board of Directors who are subsequently authorized by the full Board for submission for approval by stockholders. The Governance Committee has the responsibility to actively seek individuals qualified to become members of the Board of Directors. The Governance Committee is empowered to engage a third party search firm to assist it in identifying qualified candidates but to date has determined that such assistance has not been required.

     MBT's Corporate Governance Guidelines & Directors' Policy and Code of Ethics set forth the following criteria for Directors: independence; honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Corporation's business and ties to MBT's geographic markets. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. MBT's Corporate Governance Guidelines provide that shareholders may submit names to the Governance Committee for consideration as director nominees.

SHAREHOLDER NOMINATIONS, SHAREHOLDER PROPOSALS AND SHAREHOLDER COMMUNICATIONS

     Shareholder Nominations. Under MBT's Corporate Governance Guidelines and Directors' Policy, the Governance Committee of the Board will consider recommendations for nominations received by shareholders in accordance with the Corporation's Bylaws. Shareholder recommendations for nomination should be submitted in writing to the Corporation at its principal office in Monroe, Michigan, and must include the shareholder's name, address, and the number of shares of the Corporation owned by the shareholder. In considering recommendations the Governance Committee does not distinguish between shareholder recommendations and those made by directors.

     The recommendation should also include the name, age, business address, residence address, principal occupation of and number of shares of the Corporation owned by the recommended candidate for nomination. Shareholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws, including the candidate's consent to be elected and to serve. The Corporation may also require any nominee to furnish additional information regarding the eligibility and qualifications of the recommended candidate. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our board or others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

     The Corporation's Bylaws establish advance notice procedures as to the nomination, other than by the Board of Directors, of candidates for election as directors. In order to make a director nomination, it is necessary that the shareholder making the nomination notify the Secretary of the Corporation no fewer than thirty days in advance of next year's Annual Meeting unless the Corporation gives less than forty days notice or prior public disclosure of the Annual Meeting and then notice of nominations must be given no later than the tenth day after the Corporation mails notice of the Annual Meeting or makes public disclosure of the meeting, but in no event may a nomination be received by the Secretary of the Corporation less than seven days prior to the Annual Meeting. Notice of nominations of directors must also meet all other requirements contained in the Corporation's Bylaws. Shareholders may obtain the Bylaws by written request to the Corporation's Secretary at our principal executive offices.

     Shareholder Proposals To be considered eligible for inclusion in the Corporation's Proxy Statement for the 2008 Annual Meeting of Shareholders, a proposal must be made by a qualified shareholder and received by the Corporation at its principal office in Monroe, Michigan, not later than December 5, 2007. Any shareholder who intends to propose any other matter to be acted upon at the 2008 Annual Meeting of Shareholders must inform the Corporation not less than thirty days prior to the meeting; provided, however, that if less than forty days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not provided by that date, the persons named in the Corporation's proxy for the 2007 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2007 Annual Meeting. Shareholder proposals should be directed to Mr. James E. Morr, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

     Shareholder Communications. Shareholders of the Corporation may send communications to the Board of Directors through the Corporation's office of Corporate Secretary, MBT Financial Corp., Inc., 102 E. Front Street, Monroe, Michigan 48161. Communications sent by shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or the appropriate committee, as soon as practicable.

CODE OF CONDUCT AND ETHICS

     We have adopted a written code of conduct and ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. We have posted a current copy of the code on our website, which is located at www.mbandt.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All members of the compensation committee are independent directors, and none of them are present or past employees or officers of ours or any of our subsidiaries. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with the Corporation or its subsidiaries. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future. None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our board or compensation committee.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. The Committee is composed of four directors, each of whom is independent as defined by the NASDAQ(R) listing standards and operates under a written charter adopted by the Board of Directors which is available on the Corporation's website at www.mbandt.com. The Committee retains the Corporation's independent accountants.

     Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Corporation, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of permitted non-audit services with the auditors' independence.

     The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation the Corporation's internal control, and the overall quality of the Corporation's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Peter H. Carlton, Chair
William D. McIntyre, Jr.
Michael J. Miller
Philip P. Swy

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2006 and December 31, 2005 by Plante & Moran, PLLC, the Corporation's principal accounting firm.

                       2006          2005
                     --------      --------
Audit Fees           $188,900      $192,800
Audit-Related Fees     59,599(a)     58,950(a)
Tax Fees               25,500(b)     11,100(b)
All Other Fees         63,468(c)     40,675(c)
                     --------      --------
                     $337,467      $303,525
                     ========      ========

(a) Includes fees for services related to information technology external testing and miscellaneous consultations.

(b)  Includes fees for services related to tax compliance and tax planning.

(c) Includes fees for regulatory compliance review, website design, and miscellaneous consultations.

     The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.

     The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if
(1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided pursuant to these exceptions.

                      COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHIES AND OBJECTIVES

     The executive compensation philosophy of the Board is to deliver levels of total compensation that are sufficiently competitive to attract and retain top leadership talent, with primary emphasis on pay for performance. Guiding principles that influence the structure and level of compensation for executive officers are:

     - The executive management team should be rewarded as a group for the financial performance of the Corporation, and also rewarded for individual performance;

     - The level of total compensation opportunity for each individual executive officer should reflect the relative level of job responsibility, market pay, and expected impact on the current and long term performance of the Corporation;

     - A significant portion of total direct compensation should be at risk, with the opportunity for executive officers to earn correspondingly meaningful and competitive amounts of compensation relative to performance that drives growth in shareholder value;

     - Executive officers should be expected to attain and retain a meaningful level of ownership in MBT Financial Corp. stock as a means of aligning the interests of management with those of shareholders;

     - Incentive compensation should be structured to focus management on achieving annual financial objectives in a manner that supports and drives the company's long term success and profitability; and

     - Elements of compensation other than direct pay, including perquisites, personal benefits, or protection agreements should serve a balance of interests among executives, the Corporation, customers, and shareholders.

     Specifically, the objective of the Board is to target base salary and total cash compensation at approximately the 50th percentile (i.e., median) of market pay (refer to benchmarking section of this Compensation Discussion and Analysis (CD&A) for discussion of how market pay is defined for named executive officers). Current base salary levels for named executive officers are on average closer to the 25th percentile of market base salary pay, and total cash compensation (i.e., base salary plus target cash bonus) is on average at or near the 50th percentile. The Board believes that improving base salary pay over time to more closely align it with median market base salary pay is essential in attracting and retaining the knowledge, skills, and top leadership talent required to achieve the long term strategic objectives of the Corporation. It is therefore the intent of the Board to increase levels of base salary pay over a reasonable period of time to more competitive levels as supported by both the performance of the bank and individual executives. As base salary pay is adjusted, target cash bonus levels may be adjusted concurrently to maintain target total cash compensation at the 50th percentile of total cash market pay. This is intended to achieve a reasonable and competitive balance between base salary pay and annual cash incentive pay, without diminishing the strength of incentive cash pay in motivating executives to achieve financial results.

     The annual grant value of Long Term Incentive compensation (i.e., currently delivered in the form of equity awards) is targeted at levels that deliver competitive total direct compensation (i.e., annual cash compensation plus long term incentive compensation) in comparison to the Corporation's peer group (refer to benchmarking section of CD&A for discussion of peer group composition).

BENCHMARKING

     The Compensation Committee maintains competitive levels of total compensation for executive officers by applying market pay data and prevalence of practice information provided by the compensation consultant to the Committee. Market pay information is used by the Committee to establish and maintain target levels of total direct compensation and to determine the level of pay actually delivered to each named executive officer. Market pay data is applied in setting target levels of:

     -    base salary;

     - total cash compensation (i.e., base salary plus target cash bonus awards); and

     - total direct compensation (i.e., total cash compensation plus targeted long term incentive compensation).

     The Committee also relies on prevalent market practices in assessing the competitiveness and appropriateness of perquisites, personal benefits, deferred compensation, and payments in connection with events that may trigger payments or benefits to executive officers such as a change-in-control.

     Market pay for executive positions is measured within both a defined peer group of commercial banks and the general commercial banking industry.

     The peer group market for the Corporation includes twelve (12) financial institutions. The financial institutions included in the peer group are identified by an independent management consultant and reviewed by the Committee on an annual basis. Peer organizations are located within a multi-state geographic region near Monroe, Michigan, and are of comparable asset size and mix to the Corporation. The peer group composition for the current period includes:

              PEER COMPANY                    LOCATION       ASSET SIZE ($000)
              ------------                ----------------   -----------------
First Financial Corp.                     Terre Haute, IN        2,136,918
First Indiana Corporation                 Indianapolis, IN       1,966,356
Macatawa Bank Corp.                       Holland, MI            1,869,990
Peoples Bancorp Inc.                      Marietta, OH           1,855,277
Mercantile Bank Corp.                     Grand Rapids, MI       1,838,210
Farmers Capital Bank Corp.                Frankfort, KY          1,672,576
MainSource Financial Group                Greensburg, IN         1,645,605
Lakeland Financial Corp.                  Warsaw, IN             1,634,613
Main Street Trust Inc.                    Champaign, IL          1,625,137
Merchants & Manufacturers Bancorp, Inc.   New Berlin, WI         1,458,948
S.Y. Bancorp Inc                          Louisville, KY         1,330,438
Oak Hill Financial                        Jackson, OH            1,241,058

     The median asset size of $1,659,091 for this peer group is comparable to the $1,638,356 asset size of the Corporation at the time the peer group was determined. These peer companies remain in the peer group each year to maintain a stable and consistent market pay measure, with additions and deletions occurring when required to assure comparability to the Corporation.

     The independent compensation consultant to the Committee provides the Committee, on an annual basis, total direct compensation pay amounts delivered by the peer group to each named executive officer. The source of data applied in the market analysis is the annual proxy reports for each peer company. Market pay data is statistically summarized and presented for the CEO, CFO, and all other Executive Vice President level officers. Market pay data is summarized separately for base salary, total cash compensation, long term incentive compensation, and total direct compensation.

     The Committee also uses general banking industry pay data provided by the independent consultant. This data is sourced from published management compensation surveys that report the level of base salary and total cash compensation paid to executives in like positions by commercial banks of comparable asset size.

     Market pay data from both the peer group and industry data sources are collectively a primary factor in the Committee's recommendations to the full Board on setting target levels of base salary, bonus awards, and long term incentive awards; and are taken into account along with performance in determining base pay increases.

ELEMENTS OF EXECUTIVE COMPENSATION

     The elements of total compensation delivered to all or certain named executive officers, including potential payments or benefits include:

     -    Base salary (refer to column (c) of Summary Compensation Table)

     -    Annual incentive bonus (refer to column (g) of Summary Compensation
          Table)

     - Equity grants or awards (refer to columns (e) and (f) of Summary Compensation Table)

     - Perquisites and personal benefits (refer to Column (i) of Summary Compensation Table, and Payments or Benefits in Connection with Termination of Employment or Change-in-Control)

     -    Supplemental Retirement Benefits (refer to Pension table)

     - Severance and/or Change-in-Control agreements (refer to Payments or Benefits in Connection with Termination of Employment or Change-in-Control)

     Base Salary

     Base salary is delivered to executive officers at levels that are improving each year to more competitive levels. As discussed in the pay philosophy section, base salary pay is targeted at the median market base salary pay for each executive officer position. Market base salary pay is the primary determinant of base salary pay levels, with internal equity or pay relationships among officer positions a second consideration.

     Base salary pay for each executive officer is reviewed annually and subject to adjustment consistent with individual performance. Other factors that influence the amount of adjustment to base salaries are the budget made available bank-wide for base pay increases, and the need for market equity adjustments referenced in the pay philosophy section.

     Annual Incentive Bonus

     All named executive officers participate in an annual incentive bonus plan that provides a cash award opportunity tied to the level of the Corporation's net operating income, before federal income tax and bonus awards ("Adjusted NOI"). The amount of the cash bonus award payable under the bonus plan is dependent upon the level of Adjusted NOI achieved compared to the Corporation's financial plan for the year. The objective of the bonus plan is to place a meaningful portion of targeted cash compensation at risk, and to deliver reasonable and competitive rewards to executive officers as a group for achieving the income objectives set for the year.

     Target incentive cash bonus awards, expressed as a percentage of base salary, are established before the beginning of the fiscal year period for each executive officer. The target cash bonus award amounts for the fiscal year period are disclosed under column (d) of the Grants of Plan-Based Awards Table for each named executive officer. These award amounts correspond to target award levels of 75% of base salary for the CEO; and 40% of base salary for all other named executive officers. The target incentive award levels set for executive officers reflect the Board's executive pay objectives explained under the pay philosophy section.

     The award schedule presented below for the fiscal year determines the level of cash bonus under the plan based upon the percentage of Adjusted NOI actually achieved.

                   ADJUSTED NOI AS PERCENT OF          FUNDED AWARD
ADJUSTED NOI ($)    2006 TARGET ADJUSTED NOI    (PERCENT OF TARGET BONUS)
----------------   --------------------------   -------------------------
   39,135,604                 120%                        175.0%
   38,483,344                 118%                        167.5%
   37,831,083                 116%                        160.0%
   37,178,823                 114%                        152.5%
   36,526,563                 112%                        145.0%
   35,874,303                 110%                        137.5%
   35,222,043                 108%                        130.0%
   34,569,783                 106%                        122.5%
   33,917,523                 104%                        115.0%
   33,265,263                 102%                        107.5%
   32,613,003                 100%                        100.0%
   31,960,743                  98%                         93.3%
   31,308,483                  96%                         86.7%
   30,656,223                  94%                         80.0%
   30,003,963                  92%                         73.3%
   29,351,703                  90%                         66.7%
   28,699,443                  88%                         60.0%
   28,047,183                  86%                         53.3%
   27,721,053                  85%                         50.0%

     For example, at planned Adjusted NOI for the year of $32,613,003, 100% of target awards would be paid to the executive officers. Adjusted NOI for the fiscal year must be at least 85% of planned Adjusted NOI before any award is earned. At 85% performance, 50% of the executive's target award is earned. Awards under the schedule are scaled proportionately for performance between 85% and 100% of planned Adjusted NOI. The award schedule provides executives with the opportunity to earn bonuses greater than their target awards with Adjusted NOI performance above plan. There is no fixed award cap under the plan. Bonus awards earned for performance above planned Adjusted NOI increase proportionately based on the relationship between awards paid at target Adjusted NOI and 120% of planned Adjusted NOI.

     As disclosed under the Grant of Plan-Based Awards table, no bonuses were earned by the named executive officers for the fiscal year because Adjusted NOI performance was below the threshold level of planned Adjusted NOI.

     Long Term Incentive Compensation

     The MBT Financial Corp. Long Term Incentive Compensation Plan (The Plan) was approved by shareholders in 2000. The plan was established to enable the Corporation to attract and retain future leadership talent and as a means of aligning the long term interests of executives with those of shareholders. The Plan allows the Committee to deliver equity based awards to selected senior officers. Until the current fiscal year, equity awards have been delivered annually to selected executive and senior officers in the form of stock options. With the introduction of new accounting rules under FAS 123R that treated all forms of equity based awards under a common expense standard, the Committee made 2006 equity grants in the form of both stock options and Performance Stock Units
(PSU).

     The grant of equity awards in the form of both stock options and PSUs strengthened the pay for performance linkage by rewarding both growth in the value of MBT Financial Corp. stock, and growth in profitability that drives shareholder value. The combined grant date fair value of these equity awards for the current year is disclosed in column (l) of the Grants of Plan-Based Awards table for each named executive officer. The grant date fair value, determined in accordance with FAS 123R, defines the compensation value of equity awards on the grant date of January 3, 2006. Approximately 65% of the aggregate grant date value of total 2006 equity awards is in the form of PSUs, with the remaining 35% representing stock options.

     Stock Options

     Stock options were granted during the year to named executive officers in the form of non-qualified options. Options are viewed as a direct link between compensation value realized by the executive from the option (i.e., difference between share price on exercise date and grant date fair market value of stock), and shareholder interests. The grant date for all stock options approved by the Board under The Plan has been consistently the first day of the fiscal year on which MBT Financial Corp. stock is traded on the exchange. The current fiscal year grant of options was approved by the Board on December 22, 2005, with a grant date of January 3, 2006.

     The authorized terms and conditions of the option grant are covered under a written option agreement. All options were granted with an exercise price equal to the average of the highest and lowest selling price of the Corporation shares on the grant date. Other material terms and conditions of the grant are:

     - The right to exercise the option vests on a scaled basis over three years, with a third of the option shares incrementally vesting each year.

     - All options become immediately vested and subject to exercise upon the death, disability, change-in-control, or retirement (age 62) of the executive.

     - The right to exercise a vested option expires on the earlier of 10 years from the date of grant, one year from date of participant's termination of employment for reasons other than for cause, or termination for cause.

     - Options may be exercised by cash payment of exercise price, tendering previously acquired shares subject to holding requirements; or through a broker assisted transaction.

     Performance Stock Units (PSUs)

     PSU grants provide the recipient the right to receive a full-value share of MBT Financial Corp. stock for each unit granted, upon satisfaction of the performance conditions set forth under the grant agreement. This form of equity award was chosen by the Board for several reasons including: favorable accounting treatment under FAS 123R, direct linkage of pay to long term financial performance, use of fewer shares relative to comparable value of stock options, and retention of awarded shares by the executive when coupled with the share ownership and retention policy. Up to 100% of PSU grants made on January 3, 2006, along with any dividend equivalents become fully vested based upon Earnings Per Share (EPS) growth over a three year period ending on December 31, 2008, as follows:

  Cumulative EPS
 (Cumulative sum
of EPS over 3 year
  period ending       Percent of 2006
    12/31/08)        PSU Grant Vested
------------------   ----------------
      $4.38                100%
      $4.31                 80%
      $4.23                 60%
      $4.13                 40%
      $4.06                 20%
      $3.75                  0%

     The estimated range of future payout value of this PSU grant, based on MBT Financial Corp's. stock price on December 31, 2006, is disclosed in columns (f) and (h) under the Grants of Plan-Based Awards table.

     The impact on vesting of outstanding PSUs in the event of the executive's death, disability, or retirement at or after age 62; or in the event of a change in control of the Corporation is explained under the Post Employment Compensation section of this proxy statement. The executive forfeits any potential vesting in awards in the event of voluntary termination of employment or termination for cause during the performance period.

     Stock Ownership and Retention Policy

     The Board adopted a stock ownership and retention policy effective with the current year. Consistent with the stated philosophy of aligning the interests of executives with those of shareholders, the Board believes that all executive officers should maintain a meaningful level of ownership in the Corporation's stock over their period of service. Under this policy, a targeted share ownership level (number of shares) is established for each named executive officer. The targeted number of shares is subject to annual review and may be increased at the discretion of the Board. Named executive officers are expected to attain this ownership level within a minimum of five years from the inception of the policy, and maintain this level during their period of executive officer service. Executive officers are expected to meet the share ownership targets from either equity based awards or purchase of shares on the open market. 100% of all shares awarded under the MBT Financial Corp. Long Term Incentive Compensation Plan, net of taxes due, are to be retained by the executive until the share ownership target is attained. Upon attainment of the share ownership target, all future shares awarded under any equity grant are to be retained for a minimum of one year

     Personal Benefits, Perquisites, and Supplemental Retirement Benefits

     The Board provides a reasonable level of personal benefits, perquisites, and supplemental retirement benefits to one or more named executive officers to support the business interests of the bank, provide competitive compensation, and to recognize the substantial commitment both professionally and personally expected from executive officers.

     Personal benefits and perquisites provided to all named executive officers include club memberships and supplemental disability benefits. The aggregate value of perquisites and personal benefits, as defined under SEC rules, provided to each named executive officer is less than the reporting threshold value of $10,000. The named executive officers are also participants in the MBT Executive Officer Death Benefit Only Plan (DBO Plan). The DBO Plan provides a death benefit payable to the beneficiaries of the executive in the event of the executive's death during employment equal to two times salary. For all participating officers who satisfy minimum age and service requirements, a post retirement death benefit equal to one times salary is provided. While the stated death benefit of two times salary is the same as that provided to all employees of the Bank under its general group term life insurance coverage, the arrangement for executive officers under the DBO Plan, including all of the named executive officers, is structured as a general obligation of the Corporation and is not provided under the group term life insurance policy. Participants in the DBO Plan do not report taxable income associated with their benefit arrangement and the death benefit amount is increased in an amount necessary to pay all income taxes due on the benefit amount when it is paid to the participants' beneficiaries. The Corporation has purchased life insurance policies on the lives of all participants in the DBO Plan. Proceeds from such policies provide the sums necessary to pay the beneficiaries. The actual gross death benefit amounts payable under this plan are disclosed under Payments and Benefits in Connection with Termination or Change-in-Control. The amount of benefits paid from the supplemental disability benefit, and conditions for receipt of such benefits are also set forth under the Post Employment Compensation section of this proxy statement.

     The Board entered into an agreement with Mr. Chaffin, President and CEO, that provides a Supplemental Retirement Benefit. This benefit was provided to Mr. Chaffin as an incentive to accept the position of CEO, and to establish a meaningful incentive for him to remain with the organization, thereby promoting continuity and stability of leadership. The level of benefit provided, material terms and conditions, and the present value of his accrued benefit under the plan at year-end is disclosed and explained under the Pension Benefits Table.

Severance or Change-in-Control Agreements

     The Board entered into a change-in-control agreement with Mr. Chaffin (CEO) on July 30, 2001, and severance agreements with the other named executive officers on January 26, 2006. These agreements are intended to provide fair treatment of executive officers and a reasonable amount of protection against loss on income and benefits in the event of termination without cause, or termination in connection with a change-in-control. These agreements also serve to promote the objectivity of executives in evaluating a potential change-in-control. Severance agreements entered into with named executive officers other than the CEO provide identical terms and conditions. The level of payments and benefits, and an explanation of the material terms and conditions are provided under the Payments and Benefits upon Termination or Change-in-Control.

TOTAL COMPENSATION PERSPECTIVE (INTERRELATIONSHIP OF PAY ELEMENTS)

     The mix of total direct compensation ( base salary, target annual incentive bonus, and target long term incentive compensation, expressed as a percent of total target direct compensation) for 2006, is summarized in the table below for the CEO and all other named executive officers:

NAMED EXECUTIVE                                    TARGET LONG TERM      TOTAL DIRECT
    OFFICER        BASE SALARY   TARGET BONUS   INCENTIVE COMPENSATION   COMPENSATION
---------------   ------------   ------------   ----------------------   ------------
CEO                    43%            33%                24%                 100%
All Other NEOs         56%            22%                22%                 100%

     Consistent with the Board's executive compensation philosophy, a significant percentage of total direct compensation is at risk with payments contingent on the short and long term performance of the Bank (i.e., 57% of total direct compensation at risk for CEO; and 44% at risk for all other named executive officers). The amount at risk for the CEO is greater than the amount at risk for all other named executive officers in recognition of the higher level of accountability held by the CEO for the performance of the Corporation.

     Other important interrelationships between elements of total compensation are:

     - The annual incentive bonus plan and the long term incentive compensation plan both link pay opportunity to the profitability of the Corporation.

     - Awards of MBT Financial Corp. shares from vested Performance Stock Units are further tied to shareholder interests by the implementation during 2006 of the share ownership and retention policy.

     - The delivery of long term incentive compensation in the form of both PSUs and stock options reflects the balanced interest in rewarding performance that drives share value growth, and aligning the interests of executives with those of shareholders.

     - The value of stock awards and the Supplemental Executive Retirement Plan for the CEO collectively represents wealth accumulation that will be monitored by the Board to assure delivery of reasonable, fair, and competitive compensation that is aligned with the stated executive compensation philosophies.

     - Payments or benefits triggered by death, disability, termination without cause, or change-in-control share a common purpose of providing a reasonable and fair level of protection against loss of income or benefits in connection with events over which the executive has no control.

EXECUTIVE COMPENSATION DECISIONS IN 2006

     Base Salary

     All named executive officers received base salary increases effective January 1, 2006 as follows: Mr. Chaffin (5.0%); Mr. Skibski (12.0%); Mr. Myers (8.0%); Mr. Morr (4.0%); and Mr. Lieto (8.0%). Refer to the Summary Compensation table for actual base salaries paid in 2006. The rates of increase in base salaries were based on a combination of factors including the overall budget set by the Corporation for pay increases; individual executive performance; and the intent of the Board referenced earlier in the Compensation Discussion and Analysis to increase base salary levels of executive officers to more competitive levels.

     Role of Executive Officers in Determining Compensation

     H. Douglas Chaffin, our President and Chief Executive Officer, recommends to the Committee base salary, target bonus levels, and long-term incentive grants for our executive officer group (other than himself). Mr. Chaffin makes these recommendations to the Committee based on guidelines provided by the Compensation Committee, and judgments regarding individual performance. Mr. Chaffin is not involved with any aspect of determining his own pay.

IMPACT OF ACCOUNTING AND TAX TREATMENTS OF COMPENSATION

     The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Corporation with the benefit/value to the executive.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation's chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.


     With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the future.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee is responsible for discharging the responsibilities of the board with respect to the compensation of our executive officers. The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification.

     The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the year ended December 31, 2006 with management. In reliance on the reviews and discussions referred to above, the compensation committee recommended to the board, and the board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2006 for filing with the SEC.

By the Compensation Committee of the Board of Directors:

                                                          COMPENSATION COMMITTEE
                                                          Thomas M. Huner, Chair
                                                          Peter H. Carlton
                                                          Michael J. Miller
                                                          Debra J. Shah
                                                          Philip P. Swy

                  ADDITIONAL INFORMATION REGARDING COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                       CHANGE IN
                                                                                     PENSION VALUE
                                                                                          AND
                                                                       NON-EQUITY    NONQUALIFIED
                                                   STOCK     OPTION     INCENTIVE       DEFERRED       ALL OTHER
                                                   AWARDS    AWARDS       PLAN        COMPENSATION   COMPENSATION
   NAME AND PRINCIPAL             SALARY   BONUS     ($)       ($)    COMPENSATION    EARNINGS ($)       ($)          TOTAL
        POSITION          YEAR     ($)      ($)      (#1)     (#2)         ($)            (#3)           (#4)          ($)
-----------------------   ----   -------   -----   -------   ------   ------------   -------------   ------------   --------
          (A)              (B)     (C)      (D)      (E)       (F)        (G)             (H)            (I)          (J)
H. Douglas Chaffin        2006   267,063     --       --     89,718        --            41,300         23,441      421,522
President & Chief
Executive Officer (PEO)

John L. Skibski           2006   136,740     --       --     38,586        --                --         14,138      189,464
EVP & Chief Financial
Officer (PFO)

Thomas G. Myers           2006   142,012     --       --     42,896        --                --         14,895      199,803
EVP & Chief Lending
Manager

James E. Morr             2006   133,324     --       --     42,896        --                --         14,397      190,617
EVP, Senior Wealth
Management Officer and
General Counsel

Donald M. Lieto           2006   130,348     --       --     38,586        --                --         13,805      182,739
EVP, Senior
Administration Manager

Summary Compensation Table Footnotes:

(1) Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R. Reported values are zero due to the absence of any vesting of performance stock units expected based on earnings per share growth during the fiscal year.

(2) Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R. This reported value represents the grant date value of all vested stock options that are attributed to the 2006 fiscal year period for financial statement reporting purposes.

(3) Reports increase in present value of Supplemental Executive Retirement Benefit accrual from 2005 to 2006. Refer to Pension Benefits table for explanation of benefit and disclosure of present value of accumulated benefit as of December 31, 2006.

(4) Includes contributions to the MBT Retirement Plan and certain life insurance premiums paid by the Corporation for the benefit of the Named Executive Officer to provide the benefit under the terms of the Death Benefit Only plan for certain executive officers.

                     Retirement Contributions   Life Insurance Premiums
Name                           ($)                        ($)             Total ($)
----                 ------------------------   -----------------------   --------
H. Douglas Chaffin            21,200                     2,241             23,441
John L. Skibski               13,664                       474             14,138
Thomas G. Myers               14,191                       704             14,895
James E. Morr                 13,322                     1,075             14,397
Donald M. Lieto               13,025                       780             13,805

Narrative Explanation to the Summary Compensation table

     Named Executive Officers participate in an annual incentive plan that provides for awards tied to the profit performance of the Corporation during the fiscal year. The value of any awards paid is disclosed in column (g) of the summary compensation table. No awards were paid for the fiscal year because profits were below the threshold set under the plan for funding awards. Refer to the compensation discussion and analysis for a complete explanation of the Plan.

     The stock awards reported in column (e) of the Summary Compensation Table represent the value of Performance Stock Units granted to Named Executive Officers during the fiscal year. The vesting of this award depends on the cumulative growth in Earnings Per Share over a three year measurement period ending December 31, 2008. The range of award value that could vest is reported on the Grants of Plan Based Awards table in columns (f) and (h).

     Mr. Chaffin participates in a supplemental retirement benefit plan. The increase in value for the fiscal year is reported in column (h) of the Summary Compensation Table. The full present value accrued through the end of the fiscal year is reported on the Pension Benefits Table in column (d). The value of Mr. Chaffin's accrued benefit becomes fully vested with continued service to April 2, 2009. The benefit structure is more fully explained with the Pension Table and in the Compensation Discussion & Analysis section of this proxy statement.

     The named Executive Officers are participants in the MBT Retirement Plan. This plan is a qualified profit sharing, 401(k) plan. The employer contribution amounts for the fiscal year period for each named Executive Officer included in column (g) and reported under footnote number 4 of the Summary Compensation Table. Employer contributions under the Plan are structured as a percent of base salary up to statutory compensation limits. Employer contributions for the fiscal-year include Safe-Harbor contributions, matching contributions, and discretionary contributions, applied on a non-discriminatory basis for all Plan participants.

                           GRANTS OF PLAN-BASED AWARDS

                                                                                               ALL
                                                                                              OTHER
                                                                                              STOCK
                                                                                             AWARDS:      ALL                 GRANT
                                                                                              NUMBER     OTHER                DATE
                                                                                                OF       STOCK                FAIR
                                                                                              SHARES    AWARDS:               VALUE
                                                                                                OF      NUMBER     EXERCISE    OF
                                      ESTIMATED FUTURE PAYOUTS                                STOCK       OF       OR BASE    STOCK
                                     UNDER NON-EQUITY INCENTIVE   ESTIMATED FUTURE PAYOUTS      OR    SECURITIES   PRICE OF     &
                            DATE            PLAN AWARDS            UNDER EQUITY INCENTIVE     STOCK    UNDERLYNG    OPTION   EQUITY
                           EQUITY               (#1)                     PLAN AWARDS          UNITS     OPTIONS     AWARDS   AWARDS
                            GRANT   ---------------------------  --------------------------  -------  ----------  ---------  ------
                  GRANT   APPROVED  THRESHOLD   TARGET  MAXIMUM  THRESHOLD  TARGET  MAXIMUM                       ($/SHARE)    ($)
      NAME         DATE   BY BOARD      $        ($)      ($)       (#)       (#)     (#)      (#)        (#)        (#2)     (#3)
      ----       -------  --------  ---------  -------  -------  ---------  ------  -------  -------  ----------  ---------  ------
      (a)          (b)       (b)       (c)       (d)      (e)       (f)       (g)     (h)      (i)        (j)        (k)      (l)
H. Douglas
Chaffin (PEO)                        100,111   200,222

H. Douglas
Chaffin (PEO)    1/03/06  12/22/05                                 1,200             6,000                                   97,440

H. Douglas
Chaffin (PEO)    1/03/06  12/22/05                                                                      15,500      $16.24   55,955

John L. Skibski
(PFO)                                 27,328    54,656

John L. Skibski
(PFO)            1/03/06  12/22/05                                   440             2,200                                   35,728

John L. Skibski
(PFO)            1/03/06  12/22/05                                                                       5,800      $16.24   20,938

Thomas G. Myers                       28,382    56,765

Thomas G. Myers  1/03/06  12/22/05                                   440             2,200                                   35,728

Thomas G. Myers  1/03/06  12/22/05                                                                       5,800      $16.24   20,938

James E. Morr                         26,645    53,290

James E. Morr    1/03/06  12/22/05                                   440             2,200                                   35,728

James E. Morr    1/03/06  12/22/05                                                                       5,800      $16.24   20,938

Donald M. Lieto                       26,050    52,099

Donald M. Lieto  1/03/06  12/22/05                                   440             2,200                                   35,728

Donald M. Lieto  1/03/06  12/22/05                                                                       5,800      $16.24   20,938

(1) None of the award amounts disclosed regarding non-equity incentive plans were paid during 2006 because the threshold level of Adjusted NOI was not met for the year.

(2) Exercise price is the average of the lowest and highest grant date selling price on the exchange, as provided for under the MBT Financial Corp. Long-Term Incentive Compensation Plan.

(3) Reflects grant date fair value of performance stock units and stock options, computed in accordance with FAS 123R. Refer to financial statements for assumptions applied in valuation of Equity Awards.

Narrative Explanation to the Grants of Plan Based Award table

     Named Executive Officers participate in an annual incentive bonus plan that provides a cash award tied to Net Operating Income, adjusted for income taxes and bonus amounts (Adjusted NOI). The award amounts reported in column (d) of the Grants of Plan-Based Award table are set prior to the beginning of the fiscal year and are paid under the plan if the Corporation earns the targeted level of Adjusted NOI. The awards reported in column (c) of the table are paid if the threshold or minimum level of Adjusted NOI performance is achieved. No awards are payable under the plan if profit falls below the established performance threshold. A fixed award schedule defines the level of bonus awards paid for levels of Adjusted NOI between threshold and target performance levels, and for profit performance above the target. There is no defined award cap under the plan, and therefore no award value reported in the maximum column (e). Bonus awards earned for performance above target level increase proportionately based on the defined relationship between awards paid and Adjusted NOI above target. None of the award amounts disclosed regarding non-equity incentive plans were paid during 2006 because the threshold level of Adjusted NOI was not met for the year. Refer to the Annual Incentive Bonus section of the Compensation Discussion and Analysis section of this proxy statement for a complete description of the cash bonus plan.

     The grant date for all equity awards is the first day of the fiscal year on which MBT stock is traded, unless otherwise determined by Board. The date of grant for fiscal year 2006 awards was January 3, 2006. The Board approved these equity grants and the related terms and conditions on December 22, 2005. Equity grants were delivered in the form of non-qualified stock options, and Performance Stock Units as provided for under the MBT Financial Corp. Long-Term Incentive Plan.

     Payouts under the Performance Stock Unit award disclosed in columns (f) through (h) are conditioned on the cumulative growth in earnings per share over a three year vesting period ending December 31, 2008. Each Performance Stock Unit is equivalent in value to a share of MBT Financial Corp. common shares. Cumulative earnings per share over the three year vesting period must be at least $4.06 to vest in the threshold level of units awarded on the grant date (i.e., refer to column (f)), representing 20% of the number of units awarded on the grant date. Cumulative earnings per share over the three year vesting period must be at least $4.38 per share to vest in the maximum number of units awarded on the grant date (refer to column (h), representing 100% of the units granted on date of grant. Cumulative earnings per share between $4.06 and $4.38 over the three year performance period correspond to scheduled levels of vesting between 20% and 100%. Dividend equivalent units accrue during the three year performance period in proportion to actual dividends declared on MBT Financial Corp stock, and are subject to the same performance vesting conditions applied to units awarded on the date of grant. All vested performance stock units and dividend equivalent units are paid in the form of MBT Financial Corp. common shares at the end of the performance period.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END


           (a)                (b)           (c)           (d)         (e)        (f)       (g)     (h)      (i)        (j)
                                                                                                     Stock Awards
                                                                                         ------------------------------------
                                                                                                                      EQUITY
                                                                                                                    INCENTIVE
                                                                                                                       PLAN
                                                                                                                     AWARDS:
                                                                                                                      MARKET
                                                                                                                        OR
                                                                                                           EQUITY     PAYOUT
                                                                                                         INCENTIVE    VALUE
                                                                                                 MARKET    PLAN         OF
                                                  Option Awards                          NUMBER   VALUE   AWARDS:    UNEARNED
                          -------------------------------------------------------------    OF      OF      NUMBER    SHARES,
                                                         EQUITY                          SHARES  SHARES      OF       UNITS
                                                       INCENTIVE                           OR      OR     UNEARNED      OR
                                                          PLAN                            UNITS   UNITS   SHARES,     OTHER
                           NUMBER OF     NUMBER OF      AWARDS:                            OF      OF     UNITS OR    RIGHTS
                           SECURITIES    SECURITIES    NUMBER OF                          STOCK   STOCK    OTHER       THAT
                           UNDERLYING    UNDERLYING    SECURITIES                         THAT    THAT     RIGHTS      HAVE
                          UNEXERCISED   UNEXERCISED    UNDERLYING   OPTION                HAVE    HAVE      THAT       NOT
                            OPTIONS     OPTIONS (#)   UNEXERCISED  EXERCISE    OPTION      NOT     NOT    HAVE NOT    VESTED
                              (#)      UNEXERCISABLE    UNEARNED     PRICE   EXPIRATION  VESTED  VESTED    VESTED      ($)
          NAME            EXERCISABLE       (#1)      OPTIONS (#)     ($)       DATE       (#)     ($)      (#)        (#2)
          ----            -----------  -------------  -----------  --------  ----------  ------  ------  ---------  ---------
H. Douglas Chaffin (PEO)     19,000            --          --        13.20    1/2/2013
                             20,000            --          --        16.69    1/2/2014
                             18,667         9,333          --        23.40    1/3/2015                     1,200     $18,384
                              5,167        10,333          --        16.24    1/3/2016

John L. Skibski (PFO)         1,000            --          --        13.85    1/2/2012
                              2,334            --          --        13.20    1/2/2013
                             11,000            --          --        16.69    1/2/2014
                              7,334         3,666          --        23.40    1/3/2015                       440     $ 6,741
                              1,934         3,866          --        16.24    1/3/2016

Thomas G. Myers               9,500                                  13.20    1/2/2013
                             12,500                                  16.69    1/2/2014
                              8,334         4,166                    23.40    1/3/2015                       440     $ 6,741
                              1,934         3,866                    16.24    1/3/2016

James E. Morr                19,600            --          --       18.125    6/30/2010
                              4,500            --          --        13.85    1/2/2012
                              5,500            --          --        13.20    1/2/2013
                             12,500            --          --        16.69    1/2/2014                       440     $ 6,741
                              8,334         4,166          --        23.40    1/3/2015
                              1,934         3,866          --        16.24    1/3/2016

Donald M. Lieto              15,400            --          --       18.125    6/30/2010
                              3,333            --          --        13.85    1/2/2012
                              6,667            --          --        13.20    1/2/2013
                             11,000            --          --        16.69    1/2/2014                       440     $ 6,741
                              7,334         3,666          --        23.40    1/3/2015
                              1,934         3,866          --        16.24    1/3/2016

(1)  Vesting dates for reported unexercisable shares are:

     All reported options expiring on 1/3/2015 become fully vested on 12/31/2007. With respect to reported options expiring on 1/3/2016: 5,167 options held by Mr. Chaffin become fully vested on 12/31/2007 and 5,166 become fully vested on 12/31/2008; 1,933 options held by Messrs. Skibski, Myers, Morr, and Lieto become fully vested on 12/31/2007, and 1,933 options held by Messrs. Skibski, Myers, Morr, and Lieto become fully vested on 12/31/2007, and 1,933 options held by Messrs. Skibski, Myers, Morr, and Lieto become fully vested on 12/31/2008.

(2) Market value based on closing market price of MBT Financial Corp. stock on December 29, 2006, of $15.32, and threshold vesting level.

                        OPTION EXERCISES AND STOCK VESTED

           (a)                    (b)                (c)                (d)               (e)
                                       Option Awards                        Stock Awards
                           ------------------------------------   --------------------------------
                           NUMBER OF SHARES                          NUMBER OF
                              ACQUIRED ON     VALUE REALIZED ON   SHARES ACQUIRED   VALUE REALIZED
          NAME               EXERCISE (#)        EXERCISE ($)      ON VESTING (#)   ON VESTING ($)
          ----             ----------------   -----------------   ---------------   --------------
H. Douglas Chaffin (PEO)         2,333              $5,658               --               --
John L. Skibski (PFO)               --                  --               --               --
Thomas G. Myers                     --                  --               --               --
James E. Morr                    1,000              $2,760               --               --
Donald M. Lieto                     --                  --               --               --

                                PENSION BENEFITS

          (a)                        (b)                   (c)               (d)            (e)
                                                                                          PAYMENTS
                                                    NUMBER OF YEARS     PRESENT VALUE   DURING LAST
                                                    CREDITED SERVICE   OF ACCUMULATED   FISCAL YEAR
          NAME                    PLAN NAME                (#)           BENEFIT ($)        ($)
          ----             ----------------------   ----------------   --------------   -----------
H. Douglas Chaffin (PEO)   Monroe Bank & Trust             n/a            $128,673           --
                           Supplemental Executive
                           Retirement Agreement

(1) Reports the present value of Mr. Chaffin's unvested benefit accrued under the plan as of the end of the fiscal year period, based upon the his 2006 base salary and projected benefit offset values at age 65. Actuarial assumptions applied in determining this value include the 1994 GAR mortality table, current Social Security Law and related index factor assumptions, and an interest rate of 6%. This value is approximately 29% of the full benefit accrual otherwise payable with continued service to age 65, and based on current fiscal year pay and projected benefit offset values at 65.

Narrative Explanation to the Pension Table

     The Corporation has established The Monroe Bank & Trust Supplemental Executive Retirement Agreement (SERP) for the benefit of Mr. Chaffin. The SERP provides for payment of a supplemental retirement benefit payable at age 65 equal to

65% of the executive's annual base salary at retirement reduced by 50% of the executive's Primary Social Security Benefit and the life annuity value of accumulated employer contributions at age 65 in the executive's account balance under the Monroe Bank Retirement Plan. The resulting annual benefit amount is converted to 12 equal monthly amounts and paid monthly for 120 months commencing at age 65. The executive's annual benefit at normal retirement age (65) is projected to be $134,355, based on current fiscal year compensation and continued service to normal retirement age. The agreement further provides for an early termination benefit equal to a portion of the full accrued benefit value determined at the early termination date and otherwise payable at age 65. The value of the executive's vested accrued benefit at early termination is payable in the form of 120 equal monthly installments commencing at age 60, if termination is before age 60, or upon termination after age 60. The executive becomes fully vested in his accrued benefit with continued service as the PEO to April 2, 2009. If the executive were to terminate employment at his vesting date, he is projected to be vested in approximately 43% of the full benefit accrual otherwise payable with continued service to age 65, taking into account pay and the benefit offset amounts valued at termination of employment.

                          POST-EMPLOYMENT COMPENSATION

     We have summarized below the payments that would be made to each of our named executive officers upon their termination of employment or upon a change in control as follows:

PAYMENTS OR BENEFITS UPON TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE-IN-CONTROL

     The Corporation has entered into certain severance or change-in-control agreements with its named executive officers.

     H. Douglas Chaffin Change in Control Agreement

     The Corporation has entered into a Change in Control Agreement with Mr. Chaffin, the Corporation's Chief Executive Officer. Table 1 below describes the potential payments upon termination of Mr. Chaffin's employment in connection with a change in control. The Corporation has not entered into any other agreements with Mr. Chaffin which would provide for payment of severance benefits unless a change in control event occurs.

     The terms of the Change in Control Agreement provide that in the event of a change in control of the Corporation as defined in the agreement, Mr. Chaffin is entitled to a severance payment in the event of his termination, without cause, equal to his annual compensation, which is defined to include his then current salary plus his previous year's cash bonus. The severance payment is also payable in the event of his involuntary termination of employment or demotion within two years of the change in control, or his voluntary termination during the period beginning six months following the change in control and ending nine months after the change in control. In addition, Mr. Chaffin is entitled under the terms of the agreement to receive certain health, disability, dental, life insurance and other benefits for a one-year period following a change in control.

     Mr. Chaffin's Change in Control Agreement provides for the reimbursement of certain excise taxes imposed upon payments received by Mr. Chaffin, which are deemed "excess parachute" payments under the provisions of Section 280G of the Internal Revenue Code. In the event such payments are deemed excess parachute payments, then the amount of the payment is increased in an amount sufficient to eliminate any excise tax imposed under Section 4999 of the Internal Revenue Code and otherwise payable by Mr. Chaffin.


TABLE I - PAYMENTS TO MR. CHAFFIN IN CONNECTION WITH A CHANGE-IN-CONTROL (1)


                                                           H. DOUGLAS
                                                            CHAFFIN
                                                           ----------
CASH COMPENSATION: (2)
   Base Salary                                              $266,963
   Non-Equity Incentive Plan Compensation                   $      0

LONG-TERM INCENTIVE AWARDS: (3)
   Stock Options/SARs
      Unvested and Accelerated Vesting (4)                  $      0
   Performance Stock Units
      * 2006-08 (performance period) (5)                    $ 91,920

CONTINUATION OF WELFARE BENEFIT COVERAGE AND PERQUISITES
   Post-termination Health Care (6)                         $  9,733
   Post-termination Dental (6)                              $    518
   Post-termination Disability (6)                          $  3,408
   Post-termination Life Insurance and AD&D (6)             $     60
   Outplacement Services (7)                                $ 10,000
   Club Membership (8)                                      $  3,780
                                                            --------
TOTAL                                                       $386,382
                                                            ========

(1) Change in Control event assumed to occur on December 31, 2006 for disclosure purposes. Fiscal-year-end base salary is $266,963. Cash bonus awarded for the last whole calendar year preceding the executive's termination of employment is $0.

(2) Change-in-Control agreement provides for cash payment equal to one times base salary plus the total cash bonuses for the last whole calendar year preceding termination of employment for payment triggering events including
     (i) termination of executive without cause or voluntary resignation of executive for specified reasons within two years after a Change-in-Control with specified reasons including a) demotion, b) reduction in compensation,
     c) transfer away from principal place of employment of Monroe County, Michigan, or a county contiguous thereto, or d) material reduction of job title, status or responsibility; or (ii) voluntarily termination of employment not earlier than six months and not later than nine months following a Change-in-Control of the Corporation, or (iii) discharge of executive other than for cause and there is a Change-in-Control within two years following the date of discharge.

(3) The price per share of the Corporation's stock on December 31, 2006 is $15.32 per share. Only incremental value of equity awards attributed to payment events is reported.

(4) Vesting of outstanding unvested stock options is accelerated upon a Change-in-Control assumed to be December 31, 2006 for disclosure purposes. Realizable value is equal to the difference between the December 31, 2006 per share price and the exercise price for stock options with accelerated vesting, multiplied by the number of option shares vested upon change-in-control event. Realizable value is reported as $0 given that the December 31, 2006 share price is below the exercise price of all applicable option shares.

(5) Change-in-control agreement provides that all outstanding Performance Stock Units become immediately vested upon a Change-in-Control. Value realized is equal to the total number of Performance Stock Units with accelerated vesting multiplied by the December 31, 2006 per share value of $15.32.

(6) Change-in-control agreement provides for the continuation of referenced benefits with the full cost of benefits paid by the Corporation for a 12 month period following the Executive's termination of employment in connection with a Change-in-Control. Cost is based on policy rates in effect at December 31, 2006.

(7) Change-in-control agreement provides for 6 months of out-placement services following termination of employment in connection with a Change-in-Control. Reported cost is estimate.

(8) Change-in-control agreement provides for cash payment to executive equal to 12 month cost of current club membership.

     Other Named Executive Officers - Separation and Change in Control
Agreements

     The Corporation has entered into identical agreements with Messrs. Lieto, Morr, Myers, and Skibski providing for certain severance payments following termination of employment other than for cause. Table 2 describes the potential payments upon involuntary not for cause termination or good reason resignation as defined in each of the agreements. Table 3 describes the potential payments in connection with a change-in-control termination.

     The agreements for the other named executive offices provide that in the event such payments are deemed excess parachute payments, then the amount of the payments provided for in the agreement for each executive will be reduced in an amount which eliminates any and all excise tax to be imposed under Section 4999 of the Internal Revenue Code.

     Involuntary Not For Cause Termination or Good Reason Resignation. In the event the Corporation terminates the employment of any of the named executive officers, without cause, prior to a "change in control," as that term is defined in each of the agreements, the executive is entitled to receive as severance pay one year of his base salary. Under the terms of the agreements, 50% of the severance payment is disbursed in a lump sum upon termination, with the remaining amount payable over the twelve months immediately following termination. In addition, the Corporation is obligated to pay the COBRA premiums for the continuation of healthcare benefits for the executive and his eligible dependants for the twelve month period following termination of employment.

TABLE 2

PAYMENTS IN CONNECTION WITH INVOLUNTARY NOT FOR CAUSE TERMINATION OR GOOD REASON RESIGNATION(1)

                                        THOMAS G.    JAMES E.      JOHN L.     DONALD M.
                                          MYERS        MORR        SKIBSKI       LIETO
                                       ----------   ----------   ----------   ----------
CASH COMPENSATION:
   Base Salary (2)                       $141,912     $133,224     $136,640     $130,248
   Short-term Incentive (3)            No Payment   No Payment   No Payment   No Payment

LONG-TERM INCENTIVE AWARDS: (4)
   Stock Options
      Unvested and Accelerated (5)     No Payment   No Payment   No Payment   No Payment
   Performance Stock Units (6)
      * 2006-08 (performance period)   No Payment   No Payment   No Payment   No Payment

CONTINUATION OF WELFARE BENEFITS
   Post-termination Health Care (7)      $ 12,522     $      0     $  9,936     $ 12,624
   Post-termination Dental (7)           $    945     $      0     $    945     $    945
                                       ----------   ----------   ----------   ----------
TOTAL                                    $155,379     $133,224     $147,521     $143,817
                                       ==========   ==========   ==========   ==========

(1) Severance agreement provides for severance payment equal to one times base salary. Assumes Executive has either (i) been discharged without Cause, or
     (ii) has resigned within 90 days of an event constituting Good Reason which shall mean a) material reduction in job, b) reduction in base salary, or c) receipt of Notice of Non-renewal of separation agreement, and such event is prior to a Change in Control. Amount of payments are reduced to extent necessary to eliminate any excise tax imposed under IRC Section 4999.

(2) Payment triggering events are assumed to occur on December 31, 2006. Base salary at fiscal-year-end for each Messrs. Myers, Morr, Skibski and Lieto are $141,912; $133,224, $136,640, and $130,248 respectively.

(3)  Agreement does not provide for short-term incentive severance payment.

(4) The price per share of the Corporation's stock on the assumed payment triggering date of December 31, 2006 is $15.32 per share. Only incremental value of awards attributed to triggering events are reported.

(5)  No acceleration of outstanding unvested stock options occurs.

(6)  No acceleration of outstanding unvested performance stock units occurs.

(7) Agreement provides for the continuation of health care benefits with the full cost of benefits paid by the Corporation for the 12 month period following the executive's termination of employment. Cost is computed based on policy rates in effect at December 31, 2006.

     Involuntary Termination or Good Reason Resignation in Connection with Change in Control. In the event the Corporation terminates the employment of the named executive officer, without cause, within one year after a change in control, the executive is entitled to severance payment equal to one year of his base salary, plus an amount equal to his average annual cash bonus for the prior three year period. Under the terms of the agreements, the entire severance payment is due within ten days after the executive's termination.

TABLE 3

PAYMENTS IN CONNECTION WITH INVOLUNTARY TERMINATION OR GOOD REASON RESIGNATION WITHIN ONE YEAR FOLLOWING CHANGE IN CONTROL (1)

                                       THOMAS G.   JAMES E.    JOHN L.   DONALD M.
                                         MYERS       MORR      SKIBSKI     LIETO
                                       ---------   --------   --------   ---------
CASH COMPENSATION:
   Base Salary (2)                      $141,912   $133,224   $136,640    $130,248
   Short-term Incentive (3)             $ 21,409   $ 21,605   $ 18,867    $ 19,200

LONG-TERM INCENTIVE AWARDS: (4)
   Stock Options
      Unvested and Accelerated (5)      $      0   $      0   $      0    $      0
   Performance Stock Units (6)
      * 2006-08 (performance period)    $ 33,704   $ 33,704   $ 33,704    $ 33,704

CONTINUATION OF WELFARE BENEFITS
   Post-termination Health Care (7)     $ 12,522   $      0   $  9,936    $ 12,624
   Post-termination Dental (7)              $945   $      0   $    945    $    945
                                        --------   --------   --------    --------
TOTAL                                   $210,492   $188,533   $200,092    $196,721
                                        ========   ========   ========    ========

(1) Severance agreement provides for severance payment equal to one times base salary plus the average annual cash bonus received during the prior three year period. Assumes Executive has either (i) been discharged without Cause, or (ii) has resigned within 90 days of an event constituting Good Reason which shall mean a) material reduction in job, b) reduction in base salary, or c) receipt of Notice of Non-renewal of separation agreement, and such event is within one year following a Change in Control as defined in the agreement. Amount of payments are reduced to extent necessary to eliminate any excise tax imposed under IRC Section 4999.

(2) Payment triggering events are assumed to occur on December 31, 2006. Base salary at fiscal-year-end for each Messrs. Myers, Morr, Skibski and Lieto are $141,912; $133,224, $136,640, and $130,248 respectively.

(3) Average annual cash bonus for the three year period ending 12/31/05 for Messrs. Myers, Morr, Skibski, and Lieto were $21,409, $21,605, $18,867, and $19,200 respectively.

(4) The price per share of the Corporation's stock on the assumed payment triggering date of December 31, 2006 is $15.32 per share. Only incremental value of awards attributed to triggering events are reported.

(5) Vesting of outstanding unvested stock options is accelerated upon a Change-in-Control assumed to be December 31, 2006 for disclosure purposes. Realizable value is equal to the difference between the December 31, 2006 per share price and the exercise price for stock options with accelerated vesting, multiplied by the number of option shares vested upon change-in-control event. Realizable value reported is $0 given that the December 31, 2006 share price is below the exercise price of all applicable option shares.

(6) Agreement provides that all outstanding PSUs become immediately vested upon a change-in-control. Value realized is equal to the total number of Performance Stock Units with vesting accelerated multiplied by December 31, 2006 per share value of $15.32

(7) Agreement provides for the continuation of health care benefits with the full cost of benefits paid by the Corporation for the 12 month period following the executive's termination of employment. Cost is computed based on policy rates in effect at December 31, 2006.

     Material Terms of Agreements

     The following additional terms apply to both Mr. Chaffin's Change in Control Agreement and the Separation and Change in Control Agreements with the other named executive officers.

     Confidentiality, Non-competition and Non-solicitation Agreements. While employed by the Corporation and for a period of one year following the executive's termination of employment for any reason, the executive shall be bound by the terms of a confidentiality, non-solicitation, and non-competition agreement which prohibits the executive, without prior written consent of the Corporation, from rendering services directly or indirectly, as an employee, officer, director, consultant, advisor, partner, or otherwise, for any organization or enterprise which competes directly or indirectly with the business of the Corporation in providing financial products or services to consumers or businesses in Monroe County, Michigan and its contiguous counties and municipalities.

     Termination for Cause. The executives will be entitled to certain benefits as described in the tables above if the executive's employment is terminated by the Corporation for reasons other than for cause. A termination is for cause if it is for any of the following reasons: (i) the executive's criminal dishonesty,
(ii) the executive's refusal to perform his duties on an exclusive and substantially full-time basis, (iii) executive's refusal to act in accordance with any specific substantive instructions given by the Corporation with respect the executive's performance of duties normally associated with his position prior to a Change in Control, or (iv) the executive's engaging in conduct which could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation.

     Definition of a Change in Control. We have defined a Change in Control under Mr. Chaffin's Change in Control Agreement and the Separation and Change in Control Agreements covering our other named executive officers as an event that is a: (i) Change in Ownership, ii) Change in Effective Control, or iii) Change in Ownership of a Substantial Portion of Assets.

     Change in Ownership. A change in ownership of the corporation occurs when one person or a group acquires stock that combined with stock previously owned, controls more than 50% of the value or voting power of the stock of the corporation.

     Change in Effective Control. A change in effective control occurs on the date that, during any 12-month period, either (x) any person or group acquires stock possessing 35% of the voting power of the corporation, or
     (y) the majority of the board is replaced by persons whose appointment or election is not endorsed by a majority of the board.

     Change in Ownership of a Substantial Portion of Assets. A change in ownership of a substantial portion of the assets occurs on the date that a person or a group acquires, during any 12-month period, assets of the corporation having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the corporation's assets.

     Acceleration of Vesting - Equity Acceleration. In the event of Change in Control of the Corporation, as defined under the MBT Financial Corporation Long-Term Incentive Compensation Plan, all unvested stock options and performance stock units (PSUs) granted under the plan shall become immediately and unconditionally vested.

PAYMENTS OR BENEFITS MADE UPON TERMINATION DUE TO RETIREMENT

     Retiree Medical Coverage

     Upon retirement, executive officers named on the Summary Compensation Table who have attained the age of 55 with at least 5 years of service, and who are covered under a medical plan offered by the Corporation at retirement, may participate in the retiree medical plan provided by the Corporation. Employees below the Senior Vice President level may also participate in the retiree medical plan if they are at least age 55, and their age plus years of service is at least 80. All eligible employees of the Corporation participate in the same retiree medical benefits plan insured through BlueCross/BlueShield. The Corporation pays the full cost of coverage for the retiree up to a capped amount (i.e., the current monthly premium cost for under age 65 employee coverage of $347.46 is below the cap amount of $375.22). The retiree must pay the full premium cost of coverage for a spouse. Upon attainment of age 65, benefits provided under the plan coordinate with Medicare, with Medicare becoming the primary payor, and the plan becoming the secondary payor.

     As of December 31, 2006, Mr. Morr is the only named executive officer who would meet the minimum age and service requirements for participation in the plan. Had Mr. Morr retired on December 31, 2006, assuming he had active employee medical coverage in force at retirement, the Corporation would have paid an annual premium of $4,169 for his coverage. The portion of the total FAS 106 expense attributed to each of the named executive officers during 2006, for financial statement reporting purposes are:

NAMED EXECUTIVE OFFICER   FAS106 EXPENSE ($)
-----------------------   ------------------
Mr. Chaffin                        540
Mr. Skibski                        457
Mr. Myers                          972
Mr. Morr                         2,381
Mr. Lieto                          998

     Accelerated Vesting of Equity Awards

     Upon termination of employment on or after attainment of age 62, the Performance Stock Unit Agreement provides that the participant's unvested Performance Stock Units, outstanding at retirement, will remain subject to the applicable performance vesting schedule, but the amount of any earned award of shares will be reduced in proportion to the number of months the participant was actively employed during the performance period.

PAYMENTS OR BENEFITS AT TERMINATION DUE TO DISABILITY

     Benefit payments from supplemental disability policy

     All named executive officers are covered under a supplemental disability policy written by Metropolitan Life. This policy provides for payment of a disability benefit in the event of total disability as defined under the policy. Benefit payments from this policy are in addition to any disability benefit payable under the group long term disability plan covering all employees of the Corporation. Monthly total disability benefit payments to named executive officers in the event of disability as of December 31, 2006 are disclosed below. In addition to the total disability benefit reported below, named executive officers may also become eligible for a Catastrophic Disability Benefit in the event of catastrophic disability as defined under the policy (e.g., loss of sight in both eyes):

                                  MONTHLY                        MONTHLY
Named Executive Officer   DISABILITY BENEFIT ($)   CATASTROPHIC DISABILITY BENEFIT ($)
-----------------------   ----------------------   -----------------------------------
Mr. Chaffin                        5,000                          8,000
Mr. Skibski                        3,550                          2,250
Mr. Myers                          3,850                          2,550
Mr. Morr                           3,350                          2,550
Mr. Lieto                          3,150                          2,300

     Accelerated Vesting of Equity Awards

     In the event of disability as defined under the MBT Long Term Incentive Compensation Plan (i.e., permanent and total disability as defined under IRC
Section 22(e)(3)), all outstanding unvested stock options become fully vested and subject to exercise. At December 31, 2006, the stock price was less than the exercise price of all outstanding, unvested options; therefore, there is no realizable value associated with these stock options held by named executive officers at this year-end date. An assumption is made for purposes of this disclosure that the executive officer's employment would cease upon becoming totally and permanently disabled.

     Related to the same disability condition, the Performance Stock Unit Agreement provides that the participant's unvested Performance Stock Units, outstanding at date of disability, will remain subject to the applicable performance vesting schedule, but the amount of any earned award of shares will be reduced proportionate to the number of months the participant was actively employed during the performance period. With respect to unvested Performance Stock Units as of December 31, 2006, no awards are expected to be made given the Corporation's financial performance.

PAYMENTS OR BENEFITS AT TERMINATION DUE TO DEATH OF EXECUTIVE OFFICER DURING EMPLOYMENT PERIOD

     Death Benefits

     Under the terms of the MBT Executive Officer Death Benefit Only Plan (DBO
Plan) all named executive officers are eligible for a death benefit in the event of death while employed as an executive officer of the Corporation. The death benefit is payable to the executive officer's named beneficiary. The death benefit amount is equal to two times the executive officer's base salary at death, plus an amount equal to a tax gross-up (i.e., tax rate of 39% assumed for disclosure purposes) on this death benefit. A tax gross-up amount is paid because the death benefits are fully taxable benefit payments made from the general assets of the Corporation. The total death benefit payments to beneficiaries of named executive officers, assuming a December 31, 2006 payment trigger date, are:

NEO           Death Benefit ($)
---           -----------------
Mr. Chaffin      1,612,993(1)
Mr. Skibski        366,033
Mr. Myers          383,318
Mr. Morr           354,833
Mr. Lieto          345,075

(1) Mr. Chaffin's death benefits reflect his benefits under both the Executive Officer Death Benefit Only Plan and the Director Death Benefit Only program.

     The cost of the insurance attributable to providing this death benefit protection is reflected in all other compensation column (i) of the Summary Compensation Table.

     The referenced death benefit payments are paid from the general assets of the Corporation in accordance with death-benefit-only agreements between the Corporation and each named executive officer. The Corporation has insurance policies in place on the lives of each named executive officer, with the bank named as the beneficiary. Proceeds from these policies serve to reimburse the bank for all death benefit payments made to the executive officer's beneficiary.

     In addition to the death benefit payments referenced in the table above, Mr. Chaffin's beneficiary will receive his full accrued benefit under the Supplemental Executive Retirement Plan at the date of death, unreduced for early termination before normal retirement age. Assuming a payment trigger date of December 31, 2006, the benefit payment under this plan would be $413,179. This benefit payment would be made from proceeds from a Split Dollar Endorsement attached to certain insurance policies held by the Corporation on the life of Mr. Chaffin. This agreement was entered into between Mr. Chaffin and Monroe Bank & Trust on July 1, 2003, which is the effective date of the Supplemental Executive Retirement Plan. The pension table under column (d) discloses a present value of accumulated benefit amount of $128,673. This amount is lower than the full benefit accrual amount above because it reflects the impact of early termination before attainment of normal retirement age of 65.

     Accelerated Vesting of Equity Awards

     In the event of death while employed, all outstanding unvested stock options become fully vested and subject to exercise. At December 31, 2006, the stock price was less than the exercise price of all outstanding, unvested options; therefore, there is no realizable value associated with these stock options held by named executive officers at this year-end date.

     Related to the same event, the Performance Stock Unit Agreement provides that the participant's unvested Performance Stock Units, outstanding upon death, will remain subject to the applicable performance vesting schedule, but the amount of any earned award of shares will be reduced proportionate to the number of months the participant was actively employed during the performance period. With respect to unvested Performance Stock Units as of December 31, 2006, no awards are expected to be made given the Corporation's financial performance.

PAYMENTS OR BENEFITS AT TERMINATION DUE TO DEATH OF EXECUTIVE OFFICER AFTER TERMINATION OF EMPLOYMENT

     Death Benefits

     Under the terms of the MBT Executive Officer Death Benefit Only Plan (DBO
Plan) all named executive officers are eligible for a death benefit after termination of employment upon attainment of at least age 55 with at least five year of service, or upon termination of employment due to disability as defined under the group long term disability plan. Upon the death of the eligible executive officer, a benefit payment equal to one times the executive's base salary at termination of employment will be paid to the named beneficiary. In addition to this payment, a benefit equal to a tax gross-up on the death benefit amount will be paid to the beneficiary. A tax gross-up amount is paid because the death benefits are fully taxable benefit payments made from the general assets of the Corporation. The total death benefit payments to beneficiaries of named executive officers, assuming a December 31, 2006 payment trigger date and a 39% tax rate, are:

NEO           Death Benefit ($)
---           -----------------
Mr. Chaffin        437,644
Mr. Skibski        224,000
Mr. Myers          232,643
Mr. Morr           218,400
Mr. Lieto          213,521

     The accumulated liability accrued under FAS 158 and the incremental FAS 106 expense for the current financial reporting period in connection with the post service benefit under the DBO Plan, attributed to the benefit amounts for each of the named executive officers are:

NEO           Accrued Liability   FAS 106 Expense
---           -----------------   ---------------
Mr. Chaffin        $78,933             $9,966
Mr. Skibski        $30,078             $3,797
Mr. Myers          $37,327             $4,713
Mr. Morr           $76,162             $9,606
Mr. Lieto          $56,238             $7,100

                              DIRECTOR COMPENSATION

     GENERAL. We review the level of compensation of our non-employee directors on an annual basis. To determine the appropriateness of the current level of compensation for our non-employee directors, we have historically obtained data from a number of different sources including:

     - publicly available data describing director compensation in peer companies; and

     -    survey data collected by our compensation consultant.

     Cash compensation is paid to non-employee directors in the form of retainers and meeting fees. The standard annual retainer for board service is $10,000, paid in quarterly amounts of $2,500. The non-executive officer Chairman receives an additional annual retainer of $10,000. The Chairperson of the Audit Committee is paid an additional annual retainer of $5,000. An $800 fee is paid to a director for each board meeting attended. A $700 fee is paid to a director for each committee meeting attended. An additional committee meeting fee of $350 is paid to committee chairpersons.

     The following table sets forth a summary of the compensation of our directors for service as directors in 2006.

                           DIRECTOR COMPENSATION TABLE

           (a)                 (b)        (c)      (d)         (e)              (f)            (g)           (h)
                                                                             CHANGE IN
                                                                           PENSION VALUE
                                                                                AND
                              FEES                          NON-EQUITY      NONQUALIFIED    ALL OTHER
                            EARNED OR   STOCK    OPTION   INCENTIVE PLAN      DEFERRED     COMPENSATION
                             PAID IN    AWARDS   AWARDS    COMPENSATION     COMPENSATION       ($)          TOTAL
           NAME              CASH ($)     ($)     (1)          ($)          EARNINGS ($)       (2)           ($)
           ----             --------    ------   ------   --------------   -------------   ------------   --------
Peter H. Carlton             $45,400        --     --           --               --           $ 1,260      $46,660
H. Douglas Chaffin (3)            --        --     --           --               --                (3)          --
Joseph S. Daly                45,500        --     --           --               --               840       46,340
Thomas M. Huner               39,900        --     --           --               --             2,084       41,984
Rocque E. Lipford (4)         33,500        --     --           --               --             7,590       41,090
William D. McIntyre, Jr.      43,350        --     --           --               --            15,760       59,110
Michael J. Miller             48,900        --     --           --               --             2,456       51,356
Debra J. Shah                 27,767        --     --           --               --               484       28,251
Philip P. Swy (5)             41,800        --     --           --               --             3,394       45,194
Karen M. Wilson               36,700        --     --           --               --             1,109       37,809

(1) As of December 31, 2006, Messrs. Lipford and McIntyre had 3,407, and Mr. Swy had 3,093, unexercised fully vested options to purchase shares of our common stock issued under the terms of the Director Plan, which is described below. The following presents the information regarding such options.

                                                                            OUTSTANDING
                                                                           STOCK OPTIONS
NAME                       GRANT DATE   EXPIRATION DATE   EXERCISE PRICE   (EXERCISABLE)
----                       ----------   ---------------   --------------   -------------
Rocque E. Lipford           1/2/2001        1/2/2011          $13.94           1,572
                            1/2/2002        1/2/2012          $13.85           1,835
William D. McIntyre, Jr.    1/2/2001        1/2/2011          $13.94           1,572
                            1/2/2002        1/2/2012          $13.85           1,835
Philip P. Swy               1/2/2001        1/2/2011          $13.94           1,258
                            1/2/2002        1/2/2012          $13.85           1,835

(2) Represents the annual mortality cost of the life insurance that we purchased necessary to fund the death benefit amount payable to the director's named beneficiary pursuant to the split dollar agreements and the Director DBO Plan, as described below.

(3) Other than the participation by Mr. Chaffin in the Director DBO Plan, Mr. Chaffin does not receive any compensation for service on the board in addition to compensation payable for his service as our employee. The life insurance premiums associated with providing the death benefits to Mr. Chaffin under the Director DBO Plan are included in the all other compensation column of the Summary Compensation table.

(4) We recorded an accrued liability under FAS 158 of $739,396 as of December 31, 2006 to reflect our obligation to pay $1,639,344 to Mr. Lipford's beneficiaries after his death, and recorded a FAS 106 expense of $76,519 during 2006 related to Mr. Lipford's post-service death benefits under the Director DBO Plan, which is described below. The total FAS 158 liability for directors, including Mr. Lipford and 5 retired directors is $3,149,674. The total FAS 106 expense recorded in 2006 for directors, including Mr. Lipford and 5 retired directors was $224,706.

(5) Mr. Swy elected to forgo receipt of his $10,000 cash retainer and to receive in lieu an award of an equivalent value in shares of our common stock.

     DIRECTOR COMPENSATION PLAN. We have established the MBT Director Compensation Plan (the "Director Plan"). Under the terms of the Director Plan, non-employee directors may elect each year to have their quarterly cash retainer paid in any combination of the following:

          -    cash paid on a quarterly basis;

          -    a deferred cash payment;

          -    deferred payment in MBT stock;

          -    MBT stock; and

          - MBT stock options valued using the Black-Scholes stock option pricing model.

Non-employee directors may elect each year to have their meeting fees paid in any of the foregoing except MBT options. Amounts deferred are paid:

          -    in a lump sum at termination of such service as a director,

          -    over a 2-5 year period following termination of service, or

          -    a specified date indicated in the director's initial election.

Options granted and MBT stock issued to directors in connection with the Director Plan are made pursuant to, and are subject to all of the terms of, the MBT Long-Term Incentive Compensation Plan. The Director Plan has been amended to comply with the requirements imposed upon nonqualified deferred compensation arrangements by Section 409A of the Internal Revenue Code of 1986, as amended.

     DIRECTOR DEATH BENEFITS. Until March, 2006, we maintained split-dollar life insurance agreements with each of our directors, except for Mr. Carlton, Mr. Chaffin, Ms. Shah and Ms. Wilson. In connection with the split-dollar agreements, we had purchased single premium life insurance policies on the life of each director. Under the terms of the split dollar agreement and related endorsement agreement, each director had the right to designate the beneficiary of the death proceeds of the policies according to the following formula:

YEARS OF SERVICE          AMOUNT
----------------        ----------
Less than Three years   $  500,000
Three to Six years      $  600,000
Six to Ten years        $  750,000
Ten plus years          $1,000,000

     We were the sole owner of the policies and beneficiary of the remaining death benefit proceeds. The split-dollar agreement was to remain in effect for each director's life, regardless of whether the director remained a member of the board. The director had no interest in the policy cash value.

     During March 2006, we entered into agreements with each of our directors canceling the split dollar agreements and replacing them with the MBT Director Death Benefit Only Plan, which became effective March 1, 2006 (the "Director DBO Plan"). The Director DBO Plan provides the same death benefits to be payable directly by us to the director's beneficiaries that were provided under the former split dollar agreement. Under the split dollar agreements, the directors were taxed annually on the imputed cost of the insurance which provided the death benefits. Upon the death of the director, the insurance proceeds received by the beneficiary from the insurance policy were non-taxable as life insurance proceeds. The Director DBO Plan does not require the annual imputation of taxable income to the director, but beneficiaries are taxed on the receipt of the death benefits paid to them by us. Accordingly, the Director DBO Plan provides for a gross-up of the amount payable to the beneficiary in an amount sufficient to cover all taxes paid by the beneficiaries. We purchased life insurance policies on the lives of all participants in the Director DBO Plan in amounts sufficient to cover our payment obligations to beneficiaries under the Director DBO Plan, including the death benefit and the tax gross-up obligation. Included in the Director Compensation table in column "g" All Other Compensation, is the mortality charge incurred during 2006 for the benefit of the directors associated with the split-dollar agreements and the Director DBO Plan.

     If any of the non employee directors had died on December 31, 2006, their beneficiary would have received the following payments, consisting of the death benefit and tax gross-up payment, assuming a tax rate of 39%. Carlton, Shah, and Wilson $819,672; Daly $983,607; Huner, Miller, and Swy; $1,229,508, and McIntyre and Lipford; $1,639,344.

     As a part of its annual evaluation of director compensation, the Compensation Committee of our board of directors, with the assistance of its compensation consultant, Findley Davies, Inc., undertook a review the Director DBO Plan. Under both the split dollar agreement arrangement and the Director DBO Plan, directors were fully vested in their death benefits, which would continue after termination of service on our board for their life. Based upon that review, including the projected financial impact on the Corporation of the Director DBO Plan under new accounting pronouncements applicable to post-retirement obligations, nine directors voluntarily waived the post-service death benefits provided under the Director DBO Plan.

     During December 2006, all currently serving directors who are participants in the Director DBO Plan, except for Mr. Lipford, agreed, in exchange for a $100 payment, to waive any death benefits after termination of service as a director (other than by reason of death), except if a "change of control," as referred to below, occurs during the director's service. In the event of such a change of control, the director's death benefit would continue through his or her death, including the tax gross-up provisions and credit for years of service as a director. We have defined a Change in Control as an event that is a: (i) Change in Ownership, ii) Change in Effective Control, or iii) Change in Ownership of a Substantial Portion of Assets.

     Change in Ownership. A change in ownership of the corporation occurs when one person or a group acquires stock that combined with stock previously owned, controls more than 50% of the value or voting power of the stock of the corporation.

     Change in Effective Control. A change in effective control occurs on the date that, during any 12-month period, either (x) any person or group acquires stock possessing 35% of the voting power of the corporation, or
     (y) the majority of the board is replaced by persons whose appointment or election is not endorsed by a majority of the board.

     Change in Ownership of a Substantial Portion of Assets. A change in ownership of a substantial portion of the assets occurs on the date that a person or a group acquires, during any 12-month period, assets of the corporation having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the corporation's assets.

     Because of his age, length of service, and insurable status, Mr. Lipford did not elect to execute the waiver and therefore his beneficiaries will be entitled to receive the specified payments upon his death during or after his service as a director. As of December 31, 2006 the Corporation had accrued a current liability of $739,396 to reflect this obligation. Assuming Mr. Lipford lives to his actuarial mortality age of 82, the Corporation will record additional expense to provide him with this benefit of $899,948, resulting in a fully accrued liability of $1,639,344 on the date of his death.

              DIRECTOR INDEPENDENCE AND RELATED PARTY TRANSACTIONS

DIRECTOR INDEPENDENCE

     The Governance Committee of the Board of Directors of the Corporation undertakes a review of director independence annually and reports on its findings to the full board in connection with its recommendation of nominees for election to the Board of Directors. Based upon this review, the Board of Directors has determined that all directors are independent, other than Mr. Chaffin, the current President and Chief Executive Officer.

     In making its determination regarding the independence of all directors and nominees for director, the Governance Committee reviewed and the board considered a number of specific transactions as follows:

     Director Carlton. Monroe Bank & Trust paid NC, Inc. owned by Nicholas Carlton, Peter H. Carlton's brother, $182,303 in 2006 for janitorial services at its branch offices. We anticipate paying NC, Inc. a comparable amount for these same services in 2007. Monroe Bank & Trust has used NC, Inc. for janitorial services for several years, beginning prior to Peter H. Carlton's service as our director. We believe the terms, including price, on which NC, Inc.'s services are provided are competitive and reflect an arms-length transaction. Peter H. Carlton has no interest in NC, Inc. and receives no benefits from the Corporation's use of its services.

     Director Daly. Monroe Bank & Trust, pursuant to the terms of a lease entered into on October 15, 2002, paid DM Company $78,059 in 2006, and over the ten year term of the lease, payments will total $739,094 as lease payments for the branch located at 2517 Fort Street, Wyandotte, Michigan. Mr. Daly is Manager and part owner of DM Investments, LLC, doing business as DM Company, a real estate investment firm. The lease agreement was entered into prior to Mr. Daly becoming a director, and management believes the lease between the Corporation and DM Company was made on an arms-length basis. In addition, Monroe Bank & Trust purchased employee benefits insurance coverage in 2006 for which Daly Merritt, Inc. received $88,067 in commissions. Monroe Bank & Trust anticipates renewing these insurance policies in 2007, for which Daly Merritt, Inc. would receive additional commissions anticipated to be approximately $92,470. Mr. Daly is President, General Counsel and part owner of Daly Merritt, Inc.

     Director Lipford. The law firm of Miller, Canfield, Paddock and Stone, PLC, in which Mr. Lipford is a Salaried Senior Principal, provides us with legal services and has done so for many years. Miller, Canfield, Paddock and Stone has advised us that the revenues paid to Miller, Canfield, Paddock and Stone during 2006 were less than 0.05% of their total revenues for the same period. We believe that the transactions with the firm are on terms no less favorable than those that could be obtained from unrelated third parties.

TRANSACTIONS WITH RELATED PARTIES

     Certain directors, nominees, and executive officers or their associates were customers of and had transactions with the Corporation or its subsidiaries during 2006. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Except for the specific transactions described above no director, executive officer or beneficial owner of more than five percent of the Corporation's outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than such a loan transaction as described) with the Corporation during 2006, or proposes to engage in any transaction with the Corporation, in which the amount involved exceeds $120,000.

      REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

     The Corporation's Governance Committee Charter requires that all related party transactions be pre-approved by the Corporation's Governance Committee. Excepted from that pre-approval requirement are routine banking transactions, including deposit and loan transactions, between our subsidiaries and any related party that are made in compliance with, and subject to the approvals required by, all federal and state banking regulations. In making a determination to approve a related party transaction the Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than those generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the proposed transaction.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires MBT Financial Corp.'s executive officers, directors and more than ten percent shareholders ("Insiders") to file with the Securities and Exchange Commission and MBT Financial Corp. reports of their ownership of MBT Financial Corp. securities. Based upon written representations and copies of reports furnished to MBT Financial Corp. by Insiders, all Section 16 reporting requirements applicable to Insiders during 2006 were satisfied on a timely basis.

                              SELECTION OF AUDITORS

     The Audit Committee has retained Plante & Moran, PLLC as the Corporation's independent registered public accounting firm for 2007. Representatives of Plante & Moran, PLLC will be in attendance at the Annual Meeting of Shareholders, and such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.

            DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

     If you share an address with another MBT shareholder, you may request our transfer agent, American Stock Transfer and Trust Company, to deliver one set of voting materials to your address. You will then receive only one set of voting materials at that address, unless otherwise requested by one or more of the shareholders at that address. A separate proxy card is included in the voting materials for each of these shareholders. If you have only received one set, you may request separate copies of the voting materials at no additional cost to you by calling American Stock Transfer and Trust Company at (800) 937-9449 or by writing to American Stock Transfer and Trust Company at American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038.

     You may also contact American Stock Transfer and Trust Company by calling or writing if you would like to receive separate voting materials for future annual meetings.

     You may request that we send you and the other shareholders who share an address with you only one set of voting materials by calling American Stock Transfer and Trust Company at (800) 937-9449 or by writing to American Stock Transfer and Trust Company at American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038.

     We urge you to sign and return the enclosed proxy form as promptly as possible whether or not you plan to attend the meeting in person.

                                    PROXY FOR
                               MBT FINANCIAL CORP.
                          SHAREHOLDERS' ANNUAL MEETING

KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned holder of _____________ common shares of MBT Financial Corp. do hereby constitute and appoint with the full power of substitution, H. Douglas Chaffin, James E. Morr, and John L. Skibski my true and lawful attorneys and proxies, and each of them my true and lawful attorney and proxy, to attend the annual meeting of shareholders of MBT Financial Corp. to be held at the Monroe Bank & Trust headquarters, 10 Washington Street, Monroe, Michigan 48161, on Thursday, May 3, 2007 at 10:00 o'clock a.m., or at any adjournment thereof, and at such meeting or any adjournment thereof, to vote the shares of stock of MBT Financial Corp. standing in my name with respect to the following matters.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                  ANNUAL MEETING OF SHAREHOLDERS OF

                                                         MBT FINANCIAL CORP.

                                                             MAY 3, 2007

                                                     Please date, sign and mail
                                                       your proxy card in the
                                                      envelope provided as soon
                                                            as possible.

                             |                                                                        |
                             v Please detach along perforated line and mail in the envelope provided. v

 __________________________________________________________________________________________________________________________________
|                                                                                                                                  |
|            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR OF EACH OF THE NOMINEES LISTED BELOW.           |
|   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]   |
|__________________________________________________________________________________________________________________________________|
                                                               |
1.   Election of Directors - Te elect a board of Directors for |   2    To take any action which may be necessary or proper in
     the ensuing year.                                         |        connection with the foregoing matters, or any other matter
                                                               |        legally coming before the meeting, or any adjournments
                                  NOMINEES:                    |        thereof.
                                                               |
[ ]  FOR ALL NOMINEES             -    Peter H. Carlton        |
                                  -    H. Douglas Chaffin      |   I hereby give to said attorneys and proxies, and to each of them,
[ ]  WITHHELD AUTHORITY           -    Joseph S. Daly          |   or to any substitute or substitutes, full power and authority to
     FOR ALL NOMINEES             -    Thomas M. Huner         |   do any and all acts and things which I might or could do if
                                  -    Rocque E. Lipford       |   personally present, and hereby ratify and confirm all that said
[ ]  FOR ALL EXCEPT               -    William D. McIntyre, Jr.|   attorneys and proxies, and each of them, or their substitute or
     (See instructions below)     -    Michael J. Miller       |   substitutes, might lawfully do or cause to be done by virtue
                                  -    Debra J. Shah           |   thereof.
                                  -    Philip P. Swy           |
                                  -    Karen M. Wilson         |   In their discretion, the proxies are authorized to vote in their
                                                               |   judgment upon such other business as properly may come before the
INSTRUCTION: To withhold authority to vote for any individual  |   meeting or any adjournment thereof. At the present time, the
             nominee(s), mark "FOR ALL EXCEPT" and fill in the |   Board of Directors knows of no other business to be presented at
             circle next to each nominee you wish to withhold, |   the meeting.
             as shown here: _______________                    |
                                                               |   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
_______________________________________________________________|   DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO
                                                               |   DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE
                                                               |   NOMINEES FOR ELECTION AS DIRECTOR.
                                                               |
                                                               |   THIS PROXY IS REVOCABLE AND IS SOLICITED ON BEHALF OF THE BOARD
                                                               |   OF DIRECTORS.
                                                               |
_______________________________________________________________|
To change the address on your account, please check the        |
box at the right and indicate your new address in the          |
address space above. Please note that changes to the        [ ]|
registered name(s) on the account may not be submitted         |
via this method.                                               |
_______________________________________________________________|

                          _______________           ___________                              _______________           ____________
Signature of Shareholder |               |   Date: |           |   Signature of Shareholder |               |   Date: |            |
                         |_______________|         |___________|                            |_______________|         |____________|

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.